SECURITIES AND EXCHANGE COMMISSION

                          FORM S-3

                REGISTRATION STATEMENT UNDER
                 THE SECURITIES ACT OF 1933

                    COLONIAL GAS COMPANY
   (Exact name of registrant as specified in its charter)

             Massachusetts                 04-1558100
    (State or other jurisdiction of        (I.R.S. Employer
    incorporation or organization)         Identification Number)

 40 Market Street, Lowell, Massachusetts 01852, 978-322-3000
     (Address, including zip code, and telephone number,
                   including area code, of
          registrant's principal executive offices)

       Dennis W. Carroll, Vice President and Treasurer
       Colonial Gas Company, 40 Market Street, Lowell,
              Massachusetts 01852, 978-322-3000
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

  Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the Registration Statement
                     becomes effective.

If the only securities being registered on this Form are
being offered pursuant to dividend or interest reinvestment
plans, please check the following box.   X

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than
securities  offered  only in connection  with   dividend  or
interest  reinvestment plans, check the following box.

               CALCULATION OF REGISTRATION FEE

 Title of                Proposed    Proposed
each class               maximum     maximum
    of      Amount to   aggregate   aggregate   Amount of
securities      be      price per    offering   registration
  to be     registered     unit       price        fee
registered

Common       400,000     $29.375*    $11,750,000*  $3,466.25
Stock, par
value
$3.33 per
share

*Estimated   solely   for  purposes   of   calculating   the
registration fee pursuant to Rule 457(c) based on the average of the high and low prices reported by the New York
Stock Exchange on December 26, 1997

PROSPECTUS

                    Colonial Gas Company
    Dividend Reinvestment and Common Stock Purchase Plan

   The Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") of Colonial Gas Company (the "Company") provides participants in the Plan with a convenient means of investing dividends and making cash investments in additional shares of the Company's Common Stock without payment of any brokerage commission or service charge.

  Participants in the Plan may:

    Automatically reinvest, or invest, as the case may be, cash dividends on all or some of their shares in shares of Common Stock at a 5% discount from current market prices.

   Make optional cash investments of up to $5,000 per calendar quarter in shares of Common Stock at current market prices.

   Deposit share certificates with the Plan's Agent for safekeeping.

   Make automatic monthly investments by electronic funds transfer from their U.S. bank account.

   Employees of the Company who are eligible to participate have the additional option of utilizing payroll deductions to make investments in Common Stock up to a total investment of $5,000 per calendar quarter.

   The  price  of  shares  of  Common  Stock  purchased  for
participants  in  the  Plan  with  reinvested  or   invested
dividends will be 95% of the average of the daily averages of the high and low prices for such stock as published in the Eastern Edition of The Wall Street Journal report on the New York Stock Exchange ("NYSE") for the last five trading days immediately preceding the date the investment is made. The price of shares of Common Stock purchased with optional cash investments, including payroll deductions, will be 100% of such average. No purchases will be made at a price below $3.33 per share, the par value of the Common Stock.

   Dividends on Common Stock will be invested on their payment date. Optional cash investments, including payroll deductions, will be invested monthly on the fifteenth day of each month or, if that day is not a business day, on the preceding business day.

   This Prospectus relates to 400,000 authorized shares of Common Stock of the Company, all of which shares were unissued as of January 5, 1998. It is suggested that this Prospectus be retained for future reference.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Prospectus is January 5, 1998


                      TABLE OF CONTENTS


AVAILABLE INFORMATION
THE COMPANY
DESCRIPTION OF THE PLAN
PURPOSE
ADVANTAGES
ADMINISTRATION
ELIGIBILITY
PARTICIPATION BY SHAREHOLDERS
OPTIONAL CASH INVESTMENTS
OPTIONAL CASH INVESTMENTS THROUGH EMPLOYEE PAYROLL
DEDUCTIONS
PURCHASES
COSTS
REPORTS TO PARTICIPANTS
DIVIDENDS
CERTIFICATES FOR SHARES
TRANSFERS OF SHARES
CHANGING METHOD OF PARTICIPATION AND WITHDRAWAL
OTHER INFORMATION
TAX CONSEQUENCES
USE OF PROCEEDS
LEGAL OPINIONS
EXPERTS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
INDEMNIFICATION OF DIRECTORS AND OFFICERS
SHAREHOLDER RIGHTS

                    AVAILABLE INFORMATION

   Colonial Gas Company (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission").
Information,  as   of   particular   dates, concerning
directors  and officers of  the  Company,  their
remuneration,  any options granted to them (of  which  there are none at the date hereof), the principal holders of securities of the Company and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Reports, proxy statements and other information filed by the Company with the Commission
can   be  inspected  and  copied  at  the  public  reference
facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.
20549   and  at  the  following  regional  offices  of   the
Commission: Seven World Trade Center, 13th floor, New  York,
New York, 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material can also be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Commission's website (http://www.sec.gov). In addition, reports and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                         THE COMPANY

   The Company, a Massachusetts corporation formed in 1849, is primarily a regulated natural gas distribution utility.
The Company serves over 149,000 utility customers in 24 municipalities located northwest of Boston and on Cape Cod. Through its subsidiary, Transgas Inc., the Company also provides over-the-road transportation of liquefied natural gas, propane and other commodities. The Common Stock of the Company is traded on the NYSE under the trading symbol "CLG".

   The  executive offices of the Company are located  at  40
Market Street, Lowell, Massachusetts 01852; telephone number
(978) 322-3000.

                   DESCRIPTION OF THE PLAN

   The following is a question and answer statement of the provisions of the Company's Dividend Reinvestment and Common
Stock Purchase Plan (the "Plan").

                           PURPOSE

1.   What is the purpose of the Plan?

   The purpose of the Plan is to provide participants with a convenient means of reinvesting cash dividends on shares of Common Stock of the Company, and making optional cash investments in shares of the Company's Common Stock, in each case without payment of any brokerage commission or service charge. Shares of Common Stock purchased by participants under the Plan will be acquired directly from the Company. The Company plans to use the proceeds from the sale of its Common Stock pursuant to the Plan for capital expenditures for extensions, additions and improvements to the Company's utility property or for the payment of obligations of the Company incurred in connection with such expenditures.

                         ADVANTAGES

2.   What are the advantages of the Plan?

   The Plan provides participants with the opportunity to reinvest, or invest, as the case may be, dividends in the Company's Common Stock at a 5% discount from current market prices, and offers several other advantages. Participants in the Plan may (a) automatically reinvest, or invest, as the case may be, cash dividends on some or all of their shares of Common Stock or (b) continue to receive their cash dividends on shares registered in their names and make optional cash investments up to $5,000 per calendar quarter or (c) both invest their cash dividends and make such optional cash investments. Investments made by a participant under the Plan are credited to a Plan account established for each participant. Participants do not pay any commission or service charge in connection with purchases under the Plan. All costs of administration of the Plan will be paid by the Company. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts. In addition, dividends in respect of such fractions, as well as full shares, will be credited to participants' accounts. Participants may avoid the necessity for safekeeping of certificates for shares credited to their accounts under the Plan. Regular statements of account provide such participant with a record of all account transactions.

                       ADMINISTRATION

3.   Who administers the Plan for participants?

    Bank  of  Boston, N.A.  (the   "Agent") administers  the
Plan for participants, maintains records, sends regular statements of account to participants and performs other duties relating to the Plan. The Company reserves the right to designate a different Agent for the Plan at any time.
In the event of any change in the Agent for the Plan, participants will be duly notified.

    All Authorization Forms, optional cash investments, automatic monthly investment forms, direct deposit forms and notices of withdrawal with the Agent should be sent to:

      BankBoston, N.A.
      c/o Boston EquiServe
      Dividend Reinvestment
      Mail Stop 45-01-06
      P.O. Box 1681
      Boston, MA 02105-1681

  All other communications with the Agent should be sent to:

      BankBoston, N.A.
      c/o Boston EquiServe
      Shareholder Services Division
      Mail Stop 45-02-09
      P.O. Box 644
      Boston, MA 02102-0644

  Participants may telephone the Agent between 8:00 a.m. and 7:00 p.m. Eastern Time at:

      (800) 736-3001 from areas out of Massachusetts
      (781) 575-3100 in Massachusetts

   Please mention Colonial Gas Company and your account number if available in all correspondence.

                         ELIGIBILITY

4.   Who is eligible to participate in the Plan?

   All holders of record of shares of Common Stock are eligible to participate in the Plan. Beneficial owners of the Company's stock whose shares are registered in names other than their own (for example, a broker or bank nominee) must either make appropriate arrangements for the nominee to participate in the Plan or have their shares transferred into their names in order to be eligible to participate. Brokers or bank nominees owning Company Common Stock may participate in the Plan through Depository Trust Company Dividend Reinvestment Service.

                PARTICIPATION BY SHAREHOLDERS

5.   How does a shareholder join the Plan?

   An eligible shareholder may join the Plan at any time by completing an Authorization Form and returning it to the Agent. An Authorization Form may be obtained at any time by request to the the Agent at the address set forth under Question 3, or from the Company, addressed to Investor Relations, Colonial Gas Company, 40 Market Street, P.O. Box 3064, Lowell, Massachusetts 01853-3064. Those shareholders who do not wish to participate in the Plan will continue to receive cash dividends, as declared.

6.   When will dividends be invested?

   Cash dividends on the Company's Common Stock are normally payable on the fifteenth day of March, June, September and December. The "Investment Date" for reinvestment of a dividend will be the payment date of the dividend, or, if that day is not a business day, the preceding business day.

7.   When must the Authorization Form be submitted?

  If an Authorization Form signed by an eligible shareholder entitled to a dividend is received by the Agent on or before the last day of the month prior to the month during which the payment date for a particular dividend occurs, that dividend will be used to purchase additional shares of Common Stock for the shareholder on the next applicable dividend Investment Date. If the Authorization Form is received by the Agent after the last day of the month prior to the month during which the payment date for a particular dividend occurs, then the reinvestment, or investment, as the case may be, of dividends will not begin until the next following applicable dividend Investment Date. For example, in order to invest the quarterly Common Stock dividend payable March 15, a shareholder's Authorization Form must be received by the Agent no later than the last day of February. If the Authorization Form is received after the last day of February the dividend payable on March 15 will be paid in cash, and the shareholder's participation in the Plan will begin with the next dividend payment date (June
15). See Questions 11 and 13 for information concerning optional cash investments and payroll deductions.

8.   What does the shareholder Authorization Form provide?

   The shareholder Authorization Form allows each eligible shareholder to determine the extent to which he or she wants to participate in the Plan. By checking the appropriate box on the Authorization Form, a shareholder may indicate whether he or she wants to (1) reinvest dividends paid on all or some of the shares of Common Stock registered in his or her name or (2) participate in the Plan by making optional cash investments. A participant may change his or her investment options at any time by submitting a new Authorization Form.

                  OPTIONAL CASH INVESTMENTS

9.   Who is eligible to make optional cash investments?

   All participants, whether or not they have authorized the investment or reinvestment of dividends, are eligible to make optional cash investments if they have designated this option on a signed Authorization Form. The Agent will apply any optional cash investments received from a participant to the purchase of shares of Common Stock for the account of the participant on the next monthly cash Investment Date.

  If a participant chooses to participate by making optional cash investments only, the Agent will pay cash dividends on any shares registered in the participant's name in the usual manner and will apply any optional cash investment received from the participant to the purchase of additional shares of Common Stock for the participant's account on the next cash Investment Date. Dividends payable on shares of Common Stock purchased by optional cash investments will be automatically reinvested in additional shares of Common Stock.

   An initial cash investment may be made by a participant when enrolling in the Plan by enclosing a check or money order with the Authorization Form. Checks and money orders should be made payable to the Agent. Do not send cash. Thereafter, optional cash investments may be made by the use of the cash payment form attached to the regular statement of account sent to participants by the Agent or may be deducted automatically on a monthly basis from a U.S. bank account. See Question 12.

10. What are the limitations on making optional cash investments?

   The option to make cash investments is available to each participant at any time. Optional cash investments by a participant must be at least $10, and cannot exceed a total of $5,000 per calendar quarter. The same investment need not be made each month and there is no obligation to make an optional cash investment each month.

11. When will optional cash investments received by the agent be invested?

   The "Investment Date" for optional cash investments will be the fifteenth day of each month or, if that day is not a business day, the preceding business day. Optional cash investments received by the Agent on or before the fifth business day prior to a cash Investment Date shall be invested on such cash Investment Date. Optional cash investments received after the fifth business day prior to a cash Investment Date will be held by the Agent until the next following cash Investment Date. Since no interest will be paid by the Company or the Agent on optional cash investments, you are strongly urged to make your optional cash investments shortly before a cash Investment Date. However, you should allow sufficient time to insure that your optional cash investment will be received prior to the fifth business day before the cash Investment Date. Optional cash investments will be refunded if a written request for refund is received by the agent at least two business days prior to the Investment Date on which the cash investment otherwise would have been invested.

12. What is the automatic monthly feature of the Plan and how does it work?

   Participants may make optional cash investments by means of an automatic monthly investment of a specified amount (not less than $10 per investment or more than $5,000 per calendar quarter) by electronic funds transfer from a predesignated U.S. bank account.

  To initiate automatic monthly investments, the participant must already have established a Plan account and must complete and sign an Automatic Monthly Investment Form and return it to the Agent together with a voided blank check for the account from which funds are to be drawn. Automatic Monthly Investment Forms may be obtained from both the Agent and the Company. Forms will be processed and will become effective as promptly as possible.

   Once automatic monthly investments begin, funds in the amount elected by the participant will be drawn from the participant's designated U.S. bank account one business day preceding the Investment Date of each month, and will be invested in Common Stock beginning on that Investment Date. A participant will not be required to write any additional checks or mail any additional forms.

   Participants may change or terminate their automatic monthly investment by completing and submitting to the Agent a new Automatic Monthly Investment Form. To be effective with respect to a particular Investment Date, the new Automatic Monthly Investment Form must be received by the Agent no later than the first day of the month.

     OPTIONAL CASH INVESTMENTS THROUGH EMPLOYEE PAYROLL
                         DEDUCTIONS

13. How do employees of the Company elect to participate through payroll deductions?

   Eligible Company employees (i.e., shareholders of record) can participate through payroll deductions by completing a Payroll Deduction Authorization Form (obtainable from the Company's Personnel Department) which authorizes the Company to deduct any amount specified by the employee, at least $10 and up to $5,000 per calendar quarter, from his or her regular paychecks. The Agent will invest the accumulated payroll deductions in Common Stock on each cash Investment Date. If the employee has made optional cash investments in any calendar quarter which, in addition to his or her payroll deductions during such quarter, total less than $10 or exceed $5,000, the Agent will return to the employee any amount received less than $10 or any excess received over $5,000.

   In order to commence payroll deductions, the Payroll Deduction Authorization Form must be received by the Company two weeks before the payday on which the employee wishes to commence deductions. An employee for whom payroll deductions have already been commenced may change the amount of his or her deductions by submitting a new Payroll Deduction Authorization Form, or other appropriate form which may be obtained from the Company, two weeks before the payday on which the employee wishes to have the amount changed. All deductions made not later than the last day of the last full payroll period ending in the month prior to a cash Investment Date will be invested as of such cash Investment Date. All deductions made after the last day of the last full payroll period ending in the month prior to a cash Investment Date will be held by the Company and invested on the next succeeding cash Investment Date. No interest will be paid by the Company or the Agent on payroll deductions.

                          PURCHASES

14. How many shares of Common Stock will be purchased for participants?

   The number of shares to be purchased for a participant under the Plan depends on the amount of cash dividends to which the participant is entitled, including cash dividends on shares credited to the participant's account under the Plan, the amount of any optional cash investments made, or payroll deductions authorized by the participant, and the purchase price of shares of the Company's Common Stock on the applicable Investment Date. Each participant's account will be credited with that number of shares, including fractions computed to three decimal places, equal to the total amount to be invested divided by the applicable purchase price.

15. What will be the price of shares of Common Stock purchased under the Plan?

   The price of shares of Common Stock purchased for participants in the Plan with dividends paid on Common Stock, including dividends on the shares of Common Stock credited to the participants' accounts under the Plan, will be 95% of the average of the daily averages of the high and low prices for such stock as published in the Eastern Edition of The Wall Street Journal report on the NYSE for the last five trading days immediately preceding the applicable Investment Date. The price of shares of Common Stock purchased with optional cash investments, including payroll deductions, will be 100% of such average. If a participant's Authorization Form on file with the Agent does not indicate that dividends on shares registered in the participant's
name   should  be  reinvested,  such  dividends   paid   and
thereafter  returned with instructions  to  purchase  shares
under  the  Plan  will  be  treated  as  an  optional   cash
investment. No purchases of Common Stock will be made at a price below $3.33 per share, the par value of the Common Stock. In other words, if the average of the daily averages of the high and low prices for the last five trading days immediately preceding the applicable Investment Date is below $3.49, no dividends on shares of Common Stock will be reinvested, or invested, as the case may be, because 95% of such average is below $3.33. Optional cash investments will be applied to the purchase of shares of Common Stock so long as such average is not below $3.33. If the applicable pricing
formula for a purchase results in a   price  below  $3.33,
the dividends or optional cash investments received by the Agent for investment will be paid or returned directly to the participant by check with an explanatory note.

                            COSTS

16.  What are the costs to participants in the Plan?

   For Plan participants there are no brokers' commissions and no service charges connected with stock purchases. The Company pays these costs, along with any costs for administration of the Plan. There is a fee for selling shares upon termination of participation by a Plan participant. See Question 27.

                   REPORTS TO PARTICIPANTS

17.  What reports will be sent to participants in the Plan?

   A participant will receive (1) as soon as practicable after each purchase, but at least quarterly, a statement of his or her account showing amounts invested, purchase price, shares purchased and other information for the preceding quarter, or lesser period, and the year to date, and (2) at least annually, on or before January 31 of each year, a statement showing the number of shares purchased, the dates of the purchases and the fair market value of the shares on the date of purchase. The fair market value of the Company's Common Stock credited to the Participant's account on the Investment Date will be the average of the high and low prices for such stock as published in the Eastern Edition of The Wall Street Journal report on the NYSE for the date the investment is made. The year-end statement should be
retained  for  income   tax purposes. In addition, each
participant will receive  copies of  each subsequent Prospectus
for the Plan, as well as  the same   communications  sent  to
every  other   shareholder, including  the  Company's quarterly
reports, annual report, notice of stockholders' meeting and proxy statements, and Federal income tax information.

                          DIVIDENDS

18. Will participants be credited with dividends on shares held in their accounts under the Plan?

   Yes. The Company pays dividends, as declared, to the record holders of all its shares of stock. As the record holder for participants, the Agent will receive dividends for all shares credited to participants' accounts on the record date. The Agent will credit such dividends to participants on the basis of full and fractional shares held in their accounts, and will reinvest such dividends in additional shares.

19. May participants have dividends on shares held in their Plan accounts sent directly to them?

   Yes. Through the Plan's partial dividend reinvestment feature, participants may elect to receive cash dividends on some shares and to reinvest the cash dividends on the remainder of shares.

20. May participants have their cash dividends deposited directly in their bank account?

    Yes. Through the Company's direct deposit feature, participants may elect to have any cash dividends not being reinvested under the Plan paid by electronic funds transfer to the participant's predesignated U.S. bank account. To receive such dividends by direct deposit, participants must first complete and sign the Direct Deposit Form and return it to the Agent. Direct Deposit Forms are available upon request from the Agent at the address set forth under Question 3.

   Direct Deposit Forms will be processed and will become effective as promptly as practicable. Participants may change the designated account for direct deposit or discontinue this feature by written instruction to the Agent.

                   CERTIFICATES FOR SHARES

21.  Will stock certificates be issued for shares of Common
Stock purchased under the Plan?

    Certificates will not be automatically issued to participants for shares of Common Stock purchased under the Plan. The number of shares credited to a participant's account under the Plan will be shown on the participant's statement of account. This additional service protects against loss, theft, or destruction of stock certificates.
   Certificates for any number of shares up to the number of full shares credited to a participant's account under the Plan will be issued upon written request of the participant. Such a request should be mailed to the Agent at the address set forth under Question 3. Any remaining full shares and fractional shares will continue to be credited to the participant's account. Certificates for fractional shares will not be issued under any circumstances.

22. May participants deliver other shares of Common Stock to the Plan for safekeeping?

  Yes. Existing shares of Common Stock held by a participant may be delivered to and consolidated with shares purchased by the Plan and held in the participant's account. In this way the Agent can maintain in safekeeping all shares of Common Stock held by a participant and will provide the participant a statement of account. In addition, a participant may consolidate small holdings and fractional shares. Participants may obtain additional information about having the Agent hold shares by request mailed to the Agent at the address set forth under Question 3.

23. In whose name will accounts be maintained and certificates registered when issued?

  An account for each participant will be maintained by the
Agent  in  the participant's name as shown on the Company's
records  at the time the participant enrolls in  the  Plan.
When   issued,  certificates  for  full  shares   will   be
registered   in  the  name  under  which  the  account   is
maintained. Upon written request, certificates also can be registered and issued in names other than the account name.
See Question 24.

   Shares credited to the account of a participant in the Plan may not be acceptable as collateral for loans. In such case, a participant who wishes to pledge such shares should request that certificates for such shares be issued and delivered to him or her.

                     TRANSFERS OF SHARES

24. How does a participant make a gift or transfer shares within the Plan?

   If a participant wishes to transfer the ownership of all
or  part of the participant's shares held under the Plan to
a  Plan  account  for  another person who  is  eligible  to
participate  in  the  Plan  or  a  family  member  of   the
participant  initiating the transfer, whether  by  gift  or
otherwise,  the  participant may effect  such  transfer  by
mailing   a  properly  executed  stock  assignment  ("Stock
Power"), to the Agent. Requests for transfer are subject to the same requirements as for the transfer of Common Stock certificates, including the requirement of a signature guarantee on the stock assignment. Stock Power Forms are available upon request from the Agent at the address set forth under Question 3.

   Shares gifted or transferred will continue to be held by the Agent under the Plan. An account will be opened in the name of the donee or transferee, if he or she is not already a participant, and such donee or transferee will automatically be enrolled in the Plan. If the donee or transferee is not already a registered shareholder or a Plan participant, the participant may make a reinvestment election for the donee or transferee at the time the gift or transfer. The donee or transferee may change the reinvestment level after the gift or transfer has been made as described under Question 25. The donee or transferee will receive a statement showing the number of shares gifted or transferred.

       CHANGING METHOD OF PARTICIPATION AND WITHDRAWAL

25. How does a participant change his or her method of participation?

    A   participant  may  change  his  or  her  method   of
participation at any time by completing and submitting an Authorization Form or other written request to the Agent at the address set forth under Question 3.

26.  When may a participant withdraw from the Plan?

   A participant may withdraw from the Plan at any time. If a notice of withdrawal is received by the Agent at least ten days prior to the record date for the next dividend, such dividend and all subsequent dividends will be paid in cash to the withdrawing participant. If such notice of withdrawal is received by the Agent subsequent to the date specified, such dividend will be reinvested, or invested, as the case may be, under the Plan for the participant's account. All subsequent dividends will be paid in cash to the withdrawing participant. Investment of any optional cash investments will be cancelled upon receipt by the Agent of such notice of withdrawal at least two business days prior to the applicable Investment Date, and any optional cash investments received prior to such withdrawal date will be returned to the withdrawing participant.

   Any shareholder who has withdrawn may re-enroll at any time upon submission of an Authorization Form, as provided under Question 5. Until such time, dividends will be paid to such shareholder in cash.

27.  How does a participant withdraw from the Plan?

   In order to withdraw from the Plan, a participant must write to the agent at the address set forth under Question
3, giving notice that he or she wishes to withdraw from the Colonial Gas Company's Dividend Reinvestment and Common
Stock Purchase Plan. The participant's account number must also be stated. To facilitate withdrawal the participant may complete and forward the reverse side of the cash payment form of the most recent account statement.

   When a participant withdraws from the Plan, or upon termination of the Plan by the Company, the Agent will cause a certificate or certificates for the full shares credited to the participant's account to be issued and delivered to the participant. In every case of withdrawal the participant's interest in any fractional share will be converted to cash at a price equal to the closing price for the Common Stock on the next business day after the withdrawal request is received by the Agent, as published in the Eastern Edition of The Wall Street Journal report on the NYSE. Upon withdrawal from the Plan, the participant may also request in writing that some or all of the shares, both whole and fractional, held in his or her Plan account be sold. If the participant so requests, the Agent will sell such shares and deliver to the participant the proceeds, less a handling charge of 5% of the proceeds received from such sale, or $5.00 (whichever is less), and broker's commissions.

  The participant's shares will be sold within ten business days at the prevailing market price only upon receipt by the Agent of clear written instructions to sell and the proper documents to effect the sale. The documents should be signed by the registered owner exactly as his or her name appears on the Agent's records. If the shares are registered in the name of a corporation, partnership, trust or other fiduciary, or if a record owner has died, the Agent requires certified and current evidence of authority before accepting a request to sell shares of a participant.
28. How does a Company employee participating through payroll deductions withdraw from the Plan?

   In  addition to the withdrawal notice sent to the Agent,
an  employee  who has elected to participate  by  means  of
payroll  deductions must notify the Company in  writing  to
discontinue the payroll deductions sufficiently in  advance
of   the  employee's  next  paycheck  to  allow  processing
(normally at least two weeks). After such notice is received by the Company, no further payroll deductions will be made and the accumulated amount withheld, if any, will be paid to the employee in cash.

29.      May  a  Company  employee  terminate  his  or   her
  participation through payroll deductions and still remain in the Plan?

  Yes. A Company employee who terminates his or her payroll deductions may retain his or her Plan account. Dividends paid on shares left in the participant's Plan account will continue to be automatically reinvested. The participant may also continue to make optional cash investments.

                      OTHER INFORMATION

30. What happens when a participant sells or transfers all of the shares registered in his or her name on the books of the Company?

   If a participant disposes of all certificated shares of stock registered in his or her name on the books of the Company, the Agent will, unless otherwise instructed by the participant, continue to reinvest the dividends on the shares credited to his or her account under the Plan, subject to the participant's right to withdraw from the Plan at any time. However, if a participant has only a fractional share of stock credited to his or her account under the Plan on the record date for any cash dividend on the Common Stock, the Company reserves the right not to reinvest any additional dividends on such fractional share. If the Company exercises this right, the participant will receive a cash adjustment representing such fraction of a share plus the amount of the cash dividend on such fraction. The cash payment for the fractional share will be based on the
closing   price  of  the  Common  Stock  on  the  applicable
Investment Date for the cash dividend, as published in the Eastern Edition of The Wall Street Journal report on the NYSE.

31.     If  the  Company sells additional shares  of  Common
  Stock through a rights offering, how will the rights on Plan shares be handled?

  In a rights offering, the participant will receive rights based upon his or her shares held of record and whole shares credited to his or her account under the Plan.

32. What happens if the Company declares a dividend payable in shares or a stock split?

   Any dividend payable in shares or any split shares distributed by the Company on shares credited to the account of a participant under the Plan will be added to the participant's account.

33.  How are participant's shares held under the Plan voted?

   All shares owned by the participant, whether they are held by the shareholder or by the Agent, will be combined for voting purposes. Each participant in the Plan will receive a proxy indicating the total number of shares of Common Stock held by the participant, including shares registered in his or her name and shares credited to his or her account under the Plan.

   Proxy cards for the purpose of voting will be forwarded to the participant. Alternatively, a participant may vote the shares registered in his or her name and shares credited to his or her Plan account in person at the meeting.

   If  no  instructions are received on a  properly  signed
proxy  with  respect  to  any  item  thereon,  all   of   a
participant's   shares     (those   registered   in    the
participant's  name and those credited to the participant's
Plan account) will be voted in accordance with the recommendations of the Company's management, just as for non-participating shareholders who return proxies and do not provide instructions. If the proxy is not returned or if it is returned unsigned, none of the participant's shares will be voted unless the participant votes in person.

34.  May the Plan be changed or discontinued?

    While   the   Company  hopes  to  continue   the   Plan
indefinitely,  the  Company reserves the  right  to  amend,
suspend,  modify  or  terminate  the  Plan  at  any   time,
notwithstanding any other provisions of the Plan. Notice of any such amendment, suspension, modification or termination will be sent to participants. In the event the Plan is suspended, it may be resumed upon notice sent to all participants.

35. What are the responsibilities of the Company and the Agent under the Plan?

  The Company and the Agent administering the Plan will not
be  liable  for  any  act done in good  faith  or  for  any
omission   to   act  in  good  faith,  including,   without
limitation, any claim of liability arising out of the failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, or with respect to the prices at which shares are purchased or sold for a participant's account and the times when such purchases or sales are made or with respect to any fluctuation in market values after such purchases or sales of shares.

  The participant should recognize that neither the Company nor the Agent can assure him or her of a profit or protect him or her against a loss on the shares purchased by him or her under the Plan.

36.  Who interprets and regulates the Plan?

   The Company reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan.

                      TAX CONSEQUENCES

37.    Is there an exclusion of certain qualified restricted
  dividends  from  gross  income  for  federal  income   tax
  purposes?

    For federal income tax purposes, a participant   is
deemed  to  receive  on   each   dividend Investment  Date
a dividend equal to the fair market  value of the Company's
Common Stock credited to the participant's account on the Investment Date, even though the cash dividend amount is not actually received by the participant but, instead, is used to purchase new shares for the participant's account.

    Additional   tax  information  may   be   provided   to
participants with the year-end Form 1099 information.   For
tax consequences of participation in the Plan, including federal, state and local income taxation, the participant should consult his or her tax advisor.

                       USE OF PROCEEDS

   Although the Company does not know whether all of the 400,000 shares of Common Stock covered by this Prospectus will be sold, or the exact prices at which they will be sold, the minimum aggregate proceeds if all such shares were to be sold at the minimum price of $3.33 per share would be $1,332,000 before deducting expenses of the offering. The net proceeds of such sales will be used for capital
expenditures   for  extensions,   additions   and improvements
to the Company's utility property or  for  the payment   of
obligations  of  the  Company  incurred   in connection with
such expenditures.

                       LEGAL OPINIONS

   The validity of the Common Stock offered hereby is being passed on for the Company by Palmer & Dodge LLP, One Beacon
Street, Boston, Massachusetts, counsel for the Company.

                           EXPERTS

   The  consolidated financial statements and schedule  of
Colonial  Gas  Company and subsidiaries for each  of  three
years  in  the period ended December 31, 1996, incorporated
by  reference in this Registration Statement/Prospectus and
included  in  or incorporated by reference in Colonial  Gas
Company's  Annual Report on Form 10-K for  the  year  ended
December 31, 1996, have been audited by Grant Thornton LLP,
independent  certified public accountants, as indicated  in
their   reports  with  respect  thereto.  The  consolidated
financial   statements   and  schedule   incorporated   by
reference in this Registration Statement/Prospectus and included in or incorporated by reference in Colonial Gas
Company's Annual Report on Form 10-K have been incorporated by reference herein in reliance on the reports of such accountants given upon their authority as experts in accounting and auditing.

       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents and information heretofore filed by the Company with the Commission are hereby incorporated by reference in this Prospectus and shall be deemed a part hereof with such change as may have been effected by any subsequent documents referred to below:

      1.  The  Annual Report on Form 10-K for the year  ended
   December 31, 1996, of the Company filed pursuant to the Exchange Act.

      2. The Quarterly Report on Form 10-Q filed pursuant to the Exchange Act for the quarter ended September 30, 1997 of the Company.

      3. The Quarterly Report on Form 10-Q filed pursuant to the Exchange Act for the quarter ended June 30, 1997 of the Company.

      4. The Quarterly Report on Form 10-Q filed pursuant to the Exchange Act for the quarter ended March 31, 1997 of the Company.

      5. The Current Report on Form 8-K filed by the Company with the Commission on July 22, 1997, pursuant to the Exchange Act.

      6. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on September 11, 1997, under the Exchange Act, including the amendments or reports filed for the purpose of updating such description.

      7.  The   description  of  the  Junior   Participating
   Preferred Stock Purchase Rights (one of such rights being included with each outstanding share of the Company's Common Stock), contained in the Company's Registration Statement on Form 8-A filed on September 11, 1997 under the Exchange Act including the amendments or reports filed for the purpose of updating such description.

   All  documents filed by the Company pursuant to  Section
13, 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering of
Common  Stock  shall  be  deemed  to  be  incorporated   by
reference in this Prospectus and to be a part hereof from the date of filing of such documents.

   The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written request for such copies should be directed to Investor
Relations, Colonial Gas Company, 40 Market Street, P.O. Box
3064,  Lowell,  Massachusetts 01853-3064; telephone  number
(978) 322-3000.

          INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The Company's Restated Articles of Organization and  By-
Laws   contain  provisions  which  eliminate  the  personal
liability of directors for monetary damages to the Company and its shareholders for breaches of fiduciary duty, except to the extent applicable law otherwise requires, and which require the Company to indemnify its Directors and officers against certain liabilities arising out of their actions as Directors and officers taken in good faith and in the reasonable belief that such actions were in the best interests of the Company.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors and officers of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. If a claim should arise for indemnification with regard to liability under the federal securities laws the permissibility of such claim may have to be resolved by a court of competent jurisdiction.

                     SHAREHOLDER RIGHTS

   Each share of the Company's Common Stock, including shares purchased under the Plan, also represents one share purchase right (a "Right"). The Rights, which are not currently exercisable, under certain circumstances may trade separately from the Common Stock and permit their holders (other than a potential acquiror) to purchase at a
favorable   price  Common  Stock,  or  other  property   or
securities of the Company or securities of the acquiror with the result that the acquiror's interest in the Company would be substantially diluted. The Rights could have the effect of discouraging third party tender offers or other attempts to obtain control of the Company without the party first negotiating with the Company's Board of Directors, which can then take into account the interests of the Company and its stockholders in evaluating the party's proposal.

   The description and terms of the Rights are set forth in
a Rights Agreement between the Company and BankBoston, N.A. (f/k/a The First National Bank of Boston), as Rights
Agent, a copy of  which is   filed  with  the  Commission
as an exhibit to  a Registration Statement on Form 8-A,
filed on November 22, 1993, which is incorporated by reference into this Prospectus.
                     __________________

   No  dealer,  salesman  or  any  other  person  has  been
authorized  to  give  any  information  or  to   make   any
representations   other  than  those  contained   in   this
Prospectus   or  in  the  documents  or  other  information
incorporated herein by reference. If given or made, such other information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer by the Company to sell or a solicitation of an offer to buy any securities in any State or jurisdiction to any person to whom it is unlawful for the Company to make such offer or solicitation in such State or jurisdiction.
This Prospectus relates only to the additional Common Stock offered hereby and is not to be relied upon in connection with the purchase or sale of any other securities of the Company.

PART II

           INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     Total expenses are estimated at $11,000 and include the registration fee ($3,466); printing costs
     (approximately $2,500); legal, accounting and other fees (approximately $4,939).

Item 15.  Indemnification of Directors and Officers.

     Section 67 of Chapter 156B of the Massachusetts General
Laws (made applicable to the registrant by Section 4 of Chapter
164) authorizes the registrant to indemnify directors and officers to the extent provided by its articles of organization or a by-law or vote adopted by the stockholders. Pursuant to that authority, the registrant's By-laws provide that, subject to the limitations of Section 67, the Company will indemnify each person who may serve or who has served at any time as a director or officer of the Company or of any of its subsidiaries, or who at the request of the Company may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he may become involved by reason of his serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he is successful on the merits, the proceeding was authorized by the Company or the proceeding seeks a declaratory judgment regarding his own conduct); provided that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, the payment and indemnification thereof have been approved by the Company, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction. Such indemnification includes payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification, which undertaking may be accepted without regard to the financial ability of such person to make repayment. The indemnification provided by the Company's By-laws is expressly not exclusive of any other rights to which a director or officer may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors and administrators of such a person.

   The Company's Restated Articles of Organization eliminate directors' personal liability to the Company and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) violations of the corporate statutory limitations on distributions to stockholders or loans to insiders, and (iv) transactions from which the director derived an improper personal benefit.

   The Company maintains an insurance policy for itself and its directors and officers covering certain liabilities which may arise as a result of actions or omissions of such directors and officers.


Item 16.  Exhibits

     The following designated exhibits are, as indicated below, either filed herewith or have been heretofore filed with the Commission and are referred to and by such reference incorporated herein.

Exhibit          Exhibit
Number           Reference

 3a  Restated Articles of Organization of   Incorporated herein
     Colonial Gas Company, dated April      by reference.
     19, 1989, as amended on July 16,
     1992 and supplemented by a
     certificate of vote of Directors
     establishing a series of a class of
     stock filed on November 30, 1993,
     filed as Exhibit 3(a) to Form 10-K
     of the Registrant for the year ended
     December 31, 1996.

 3b  By-Laws of Colonial Gas Company, as    Incorporated herein
     amended to date, filed as Exhibit      by reference.
     3(b) to Form 10-K of the Registrant
     for the year ended December 31,
     1996.

 4a  Second Amended and Restated First      Incorporated herein
     Mortgage Indenture, dated as of June   by reference.
     1, 1992, filed as Exhibit 4(b) to
     Form 10-Q of the Registrant for the
     quarter ended June 30, 1992.

 4b  First Supplemental Indenture, dated    Incorporated herein
     as of June 15, 1992, filed as          by reference.
     Exhibit 4(c) to Form 10-Q of the
     Registrant for the quarter ended
     June 30, 1992.

 4c  Form of Rights Agreement, dated as     Incorporated herein
     of December 1, 1993, between the       by reference.
     registrant and BankBoston, N.A.
     (f/k/a The First National Bank of
     Boston), as Rights Agent, together
     with the following exhibits thereto:
     (i) Form of Vote Establishing the
     Series A-1 Junior Participating
     Preferred Stock, (ii) Form of Rights
     Certificate, and (iii) Summary of
     Rights to Purchase Preferred Shares.
     Filed as Exhibit 1 to the Company's
     Registration Statement on Form 8-A filed on November 22, 1993 (File No. 0-10007).

 4d  Second Supplemental Indenture,         Incorporated herein
     executed on September 27, 1995         by reference.
     relating to the Secured Medium
     Term Notes, Series A, filed as
     Exhibit 4(c) to the Registrant's
     Form 10-K for the fiscal year ended
     December 31, 1995.

 4e  Amendment to Second Supplemental       Incorporated herein
     Indenture, dated as of October         by reference.
     12, 1995, relating to the Secured
     Medium Term Notes, Series A, filed
     as Exhibit 4(d) to the Registrant's
     Form 10-K for the fiscal year ended
     December 31, 1995.

 4f  Third Supplemental Indenture, dated    Filed herewith as
     as of December 15, 1995 to Second      Exhibit 4f.
     Amended and Restated First Mortgage
     Indenture

 4g  Revolving Credit Agreement for         Incorporated herein
     Colonial Gas Company, dated as         by reference.
     of September 12, 1997, filed as
     Exhibit 4(e) to Form 10-Q of
     the Registrant for the quarter ended
     September 30, 1997.

 4h  Revolving Credit Agreement for         Incorporated herein
     Massachusetts Fuel Inventory Trust,    by reference.
     dated as of September 12, 1997,
     filed as Exhibit 4(f) to Form 10-Q
     of the Registrant for the quarter
     ended September 30, 1997.

 4i  Purchase Contract, dated as of June    Incorporated herein
     27, 1990 between Massachusetts Fuel    by reference.
     Inventory Trust acting by and through
     its Trustee, Shawmut Bank, N.A. and
     Colonial Gas Company, filed as
     Exhibit 10(e) to Form 8-K of the
     Registrant for quarter ended
     June 30, 1990.

 4j  Security Agreement and Assignment of   Incorporated herein
     Contracts, dated as of September 12,   by reference.
     1997 made by Massachusetts Fuel
     Inventory Trust in favor of Fleet
     National Bank as Agent for designated
     banks, filed as Exhibit 4(h) to Form 10-Q of the Registrant for the quarter ended
     September 30, 1997.

 4k  Trust Agreement, dated as of June 22,  Incorporated herein
     1990 between Colonial Gas Company      by reference.
     (as Trustor) and Shawmut Bank, N.A.
     (as Trustee), filed as Exhibit 10(d)
     to Form 8-K of the Registrant for
     quarter ended June 30, 1990.

 5   Opinion re:  legality.                 Filed herewith as
                                            Exhibit 5.

 23a Consent of Grant Thornton LLP.         Filed herewith as
                                            Exhibit 23a.


 23b Consent of Palmer & Dodge LLP.          Contained in
                                    					    Exhibit 5 hereto.

 24  Power of Attorney.                      Included on the
                                             signature page
					                                        attached hereto.

Item 17.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

           (ii)     To reflect in the prospectus any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information sets forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         SIGNATURES

The Registrant: Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, Commonwealth of Massachusetts, on this 5th day of January, 1998.


                                   COLONIAL GAS COMPANY

                                   s/F.L. Putnam, III
                                   President and Chief
                                   Executive Officer

Power of Attorney: We, the undersigned officers and directors of Colonial Gas Company, hereby severally constitute and appoint Dennis W. Carroll and Timothy A. Clark and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof. Witness our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Officers:

     Principal Executive Officer:	           Date:

     s/F.L. Putnam, III, President and       January 5, 1998
     Chief Executive Officer

     Principal Financial Officer:

     s/Nickolas Stavropoulos,                January 5, 1998
     Executive Vice President-Finance,
     Marketing & Chief Financial Officer

     Principal Accounting Officer:

     s/Dennis W. Carroll, Vice President     January 5, 1998
     and Treasurer

                          FORM S-3


Directors:					      Date:




s/J.P. Harrington				January 5, 1998



s/R.L. Hull					     January 5, 1998



s/R.A. Perkins					  January 5, 1998



s/F.L. Putnam, Jr.			January 5, 1998



s/F.L. Putnam, III			January 5, 1998



s/A.B. Sides, Jr.				January 5, 1998



s/M.M. Stapleton				 January 5, 1998



s/N. Stavropoulos				January 5, 1998



s/C.O. Swanson		 			 January 5, 1998



                          EXHIBIT INDEX



Exhibit          Exhibit
Number           Reference

 3a  Restated Articles of Organization of   Incorporated herein
     Colonial Gas Company, dated April      by reference.
     19, 1989, as amended on July 16,
     1992 and supplemented by a
     certificate of vote of Directors
     establishing a series of a class of
     stock filed on November 30, 1993,
     filed as Exhibit 3(a) to Form 10-K
     of the Registrant for the year ended
     December 31, 1996.

 3b  By-Laws of Colonial Gas Company, as    Incorporated herein
     amended to date, filed as Exhibit      by reference.
     3(b) to Form 10-K of the Registrant
     for the year ended December 31,
     1996.

 4a  Second Amended and Restated First      Incorporated herein
     Mortgage Indenture, dated as of June   by reference.
     1, 1992, filed as Exhibit 4(b) to
     Form 10-Q of the Registrant for the
     quarter ended June 30, 1992.

 4b  First Supplemental Indenture, dated    Incorporated herein
     as of June 15, 1992, filed as          by reference.
     Exhibit 4(c) to Form 10-Q of the
     Registrant for the quarter ended
     June 30, 1992.

 4c  Form of Rights Agreement, dated as     Incorporated herein
     of December 1, 1993, between the       by reference.
     registrant and BankBoston, N.A.
     (f/k/a The First National Bank of
     Boston), as Rights Agent, together
     with the following exhibits thereto:
     (i) Form of Vote Establishing the
     Series A-1 Junior Participating
     Preferred Stock, (ii) Form of Rights
     Certificate, and (iii) Summary of
     Rights to Purchase Preferred Shares.
     Filed as Exhibit 1 to the Company's
     Registration Statement on Form 8-A filed on November 22, 1993 (File No. 0-10007).

 4d  Second Supplemental Indenture,         Incorporated herein
     executed on September 27, 1995         by reference.
     relating to the Secured Medium
     Term Notes, Series A, filed as
     Exhibit 4(c) to the Registrant's
     Form 10-K for the fiscal year ended
     December 31, 1995.

 4e  Amendment to Second Supplemental       Incorporated herein
     Indenture, dated as of October         by reference.
     12, 1995, relating to the Secured
     Medium Term Notes, Series A, filed
     as Exhibit 4(d) to the Registrant's
     Form 10-K for the fiscal year ended
     December 31, 1995.

 4f  Third Supplemental Indenture, dated    Filed herewith as
     as of December 15, 1995 to Second      Exhibit 4f.
     Amended and Restated First Mortgage
     Indenture

 4g  Revolving Credit Agreement for         Incorporated herein
     Colonial Gas Company, dated as         by reference.
     of September 12, 1997, filed as
     Exhibit 4(e) to Form 10-Q of
     the Registrant for the quarter ended
     September 30, 1997.

 4h  Revolving Credit Agreement for         Incorporated herein
     Massachusetts Fuel Inventory Trust,    by reference.
     dated as of September 12, 1997,
     filed as Exhibit 4(f) to Form 10-Q
     of the Registrant for the quarter
     ended September 30, 1997.

 4i  Purchase Contract, dated as of June    Incorporated herein
     27, 1990 between Massachusetts Fuel    by reference.
     Inventory Trust acting by and through
     its Trustee, Shawmut Bank, N.A. and
     Colonial Gas Company, filed as
     Exhibit 10(e) to Form 8-K of the
     Registrant for quarter ended
     June 30, 1990.

 4j  Security Agreement and Assignment of   Incorporated herein
     Contracts, dated as of September 12,   by reference.
     1997 made by Massachusetts Fuel
     Inventory Trust in favor of Fleet
     National Bank as Agent for designated
     banks, filed as Exhibit 4(h) to Form 10-Q of the Registrant for the quarter ended
     September 30, 1997.

 4k  Trust Agreement, dated as of June 22,  Incorporated herein
     1990 between Colonial Gas Company      by reference.
     (as Trustor) and Shawmut Bank, N.A.
     (as Trustee), filed as Exhibit 10(d)
     to Form 8-K of the Registrant for
     quarter ended June 30, 1990.

 5   Opinion re:  legality.                 Filed herewith as
                                            Exhibit 5.

 23a Consent of Grant Thornton LLP.         Filed herewith as
                                            Exhibit 23a.


 23b Consent of Palmer & Dodge LLP.         Contained in
                                   					    Exhibit 5 hereto.

 24  Power of Attorney.                     Included on the
                                            signature page
                                   					    attached hereto.